VOTING AGREEMENT

SCIENTIFIC LEARNING CORPORATION 1999 EQUITY INCENTIVE PLAN

     This Voting Agreement (the “Agreement”) is made and entered into as of this 30th day of May, 2002, by Warburg Pincus Ventures, Carleton Holstrom, the Holstrom Family Partnership, Paula Tallal, and the Colleen Osborne 1998 Irrevocable Trust (collectively, the “Stockholders”), for the benefit of Scientific Learning Corporation, a Delaware corporation (the “Company”) and Robert C. Bowen (“Executive”), with respect to the Scientific Learning Corporation 1999 Equity Incentive Plan, as amended, attached to this Agreement as Exhibit A (the “Amended 1999 Plan”), the Performance-Based Stock Option Agreement attached to this Agreement as Exhibit B (the “Performance-Based Option”), and the Unvested Stock Option Agreement attached to this Agreement as Exhibit C (the “Unvested Option”).

RECITALS

     WHEREAS, the Company’s Board of Directors (the “Board”) has approved the Amended 1999 Plan;

     WHEREAS, under applicable rules of the National Association of Securities Dealers, Inc., and in order for income recognized pursuant to stock options granted under the Amended 1999 Plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Amended 1999 Plan also must be approved by the Company’s stockholders, and accordingly the Board has directed that management submit the Amended 1999 Plan for approval by the Company’s stockholders at the Annual Meeting of Stockholders to be held in May 2003 (the “Annual Meeting”);

     WHEREAS, the Stockholders own eight million five hundred eighteen thousand one hundred five (8,518,105) shares of the Company’s Common Stock (the “Stockholders’ Shares”) which represent approximately fifty-three percent (53%) of the votes entitled to be cast at the Annual Meeting;

     WHEREAS, the Company has determined that it is in the best interests of the Company to have the ability to make grants to Executive under the Amended 1999 Plan prior to the Annual Meeting;

     WHEREAS, the Company’s independent auditors, Ernst & Young, LLP, have determined that despite the anticipated submission of the Amended 1999 Plan for stockholder approval at the Annual Meeting, the measurement date for determining the compensation expense of the grant of the Performance-Based Option and the Unvested Option under the terms of the Amended 1999 Plan made in advance of the Annual Meeting would occur on the date of grant and prior to the date of the Annual Meeting if the approval of the Stockholders at such Annual Meeting is a “mere formality” because, at the time of the Board approval of the grants, sufficient Stockholders have indicated their approval of the Amended 1999 Plan; and

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     WHEREAS, the Stockholders are willing to irrevocably commit to vote the Stockholders’ Shares in favor of approving the Amended 1999 Plan in order to enable the Company to grant the Performance-Based Option and the Unvested Option prior to the Annual Meeting;

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders, the Company and Executive agree as follows:

AGREEMENT

1.   APPROVAL OF AMENDED 1999 PLAN

     Each of the Stockholders hereby irrevocably and unconditionally approves the Amended 1999 Plan.

2.   AGREEMENT TO VOTE IN FAVOR OF THE AMENDED 1999 PLAN

     Each of the Stockholders hereby irrevocably and unconditionally agrees to vote or cause to be voted, or to provide a consent with respect to, all Stockholders’ Shares that it owns of record or beneficially in favor of approval of the Amended 1999 Plan at the Annual Meeting or at any adjournment or postponement thereof, and at any other annual or special meeting or in response to any action by written consent, where the Amended 1999 Plan is submitted for the approval of the Company’s stockholders.

3.   DELIVERY OF PROXY

     In furtherance of the agreement contained in Section 2 above, each of the Stockholders hereby agrees (a) to complete and send the proxy card received by the Stockholders with the Company’s proxy statement delivered in connection with the Annual Meeting (the “Proxy Statement”), so that such proxy cards are received by the Company, as prescribed by the Proxy Statement, not later than the tenth (10th) business day preceding the day of the Annual Meeting, (b) to vote, by completing such proxy card but not otherwise, all the Stockholders’ Shares that it owns of record or beneficially as of the record date for the Annual Meeting in favor of approval of the Amended 1999 Plan and (c) not to revoke any such proxy.

4.    ACKNOWLEDGEMENT

     The Stockholders acknowledge that the Company is relying on this Agreement in order to grant awards under the terms of the Amended 1999 Plan between the date of this Agreement and the anticipated formal approval of the Amended 1999 Plan by the Company’s stockholders at the Annual Meeting.

5.    REPRESENTATIONS OF THE STOCKHOLDERS.

     The Stockholders jointly and severally represent and warrant that:

(i)	the Stockholders are the beneficial owners of the Stockholders’ Shares;

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(ii)	each Stockholder is duly organized, validly existing and in good standing under the laws of the state of its formation or is an individual; and

(iii)	the execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement are within the powers of each Stockholder and have been duly authorized, as appropriate, by all necessary corporate, partnership or individual action on the part of the Stockholders.

6.    AGREEMENT AND REPRESENTATIONS OF THE COMPANY.

     The Company agrees to indemnify the Stockholders against, and to hold each of them harmless from, any claim made by any third party not affiliated with any of the Stockholders based on or arising out of the execution and delivery of this Agreement by the Stockholders. The Company represents and warrants that:

(i)	the Company is duly organized, validly existing and in good standing under the laws of Delaware; and

(ii)	the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement are within the corporate powers of the Company and have been duly authorized by all necessary corporate action.

3.

     IN WITNESS WHEREOF, this Agreement hereby is duly executed on behalf of each of the Stockholders and agreed and accepted by the Company as of the date first above written.

WARBURG PINCUS VENTURES

By: /s/ Rodman W. Moorhead —————————————— Name: Rodman W. Moorhead, III Title: Senior Advisor Address: 466 Lexington Avenue, 10th Floor New York, NY 10017

CARLETON HOLSTROM

CARLETON HOLSTROM FAMILY PARTNERSHIP

/s/ Carleton Holstrom ——————————————	By: /s/ Carleton Holstrom —————————————— Name: Carleton Holstrom Title: G.P. Address: 112 Mt. Airy Rd. Pipersville, PA 18947

PAULA TALLAL /s/ Paula Tallal ——————————————	COLLEEN OSBORNE 1998 IRREVOCABLE TRUST By: /s/ Paula Tallal —————————————— Name: Paula Tallal Title: Trustee Address: 4403 Hermosa Way San Diego, CA 92103

AGREED AND ACCEPTED:

SCIENTIFIC LEARNING CORPORATION

By: /s/ Rodman W. Moorhead —————————————— Name: Rodman W. Moorhead, III Title: Director Address: 300 Frank H. Ogawa Plaza Suite 500 Oakland, CA 94612

ROBERT C. BOWEN

By: /s/ Robert C. Bowen ——————————————

4.

EXHIBIT A

SCIENTIFIC LEARNING CORPORATION 1999 EQUITY INCENTIVE PLAN

EXHIBIT B

PERFORMANCE-BASED STOCK OPTION AGREEMENT

EXHIBIT C

UNVESTED STOCK OPTION AGREEMENT